UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2008

DYAX CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
300 Technology Square Cambridge, MA 02139
(Address of Principal Executive Offices) (Zip Code)

(617) 225-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2008, the Board of Directors of Dyax Corp. appointed George Migausky as an Executive Vice President and the Chief Financial Officer of Dyax and its principal financial officer and principal accounting officer.

Mr. Migausky, age 53, previously served as chief financial officer of Wellstat Management Company, a private life sciences holding company, since July 2007, prior to which he was chief financial officer of BioVeris Corporation, a publicly held company commercializing technology for diagnostics and vaccinology spun off from IGEN International, from February 2004 until June 2007.  Previously he had been chief financial officer of IGEN International, a publicly held medical diagnostic company, since 1990.  Earlier in his career Mr. Migausky worked for other medical device companies and in public accounting.  Mr. Migausky has a Bachelor of Science in Accounting degree from Boston College and an MBA degree from Babson College.

Under his offer letter from Dyax, Mr. Migausky’s annual base salary is $325,000, and he is eligible to receive an annual bonus of up to 37.5% of his base salary, based on the attainment of specific departmental and corporate objectives and subject to approval by the Compensation Committee of Dyax’s Board of Directors.  Mr. Migausky was also granted stock options to purchase 100,000 shares of Dyax common stock at an exercise price of $4.57 per share, which will vest in 48 substantially equal monthly installments over four years. The offer letter also provides that, among other things, if Mr. Migausky is terminated without cause (as defined therein), Dyax must continue to pay him at his then current salary for six months.

In addition, Mr. Migausky executed Dyax’s standard form of change of control agreement for executive officers under which he is entitled to specified benefits under particular conditions if he is terminated in connection with, or within twelve months after, a change in control of Dyax.  Under the change of control agreement, Mr. Migausky is entitled to receive, as severance, his base salary for a period of six months if he is terminated without cause, or if he resigns due to a the material diminution of his duties, a reduction in his base salary, or the relocation of the site at which he performs his principal duties for Dyax that is more than 50 miles from the prior site.  Additionally, following a termination under these circumstances, any outstanding unvested options and  restricted stock awards held by Mr. Migausky would be fully accelerated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	August 7, 2008	By:	/s/ Ivana Magovčević-Liebisch
Ivana Magovčević-Liebisch
Executive Vice President of Administration
and General Counsel

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